AMENDING AGREEMENT

THIS AGREEMENT dated for reference November 5, 2003

BETWEEN:

IMAGE INNOVATIONS INC., a Delaware corporation having an office at 1109 - 100 Park Royal South, West Vancouver, British Columbia, V7T 1A2

(the "Borrower")

AND:

H.E. CAPITAL S.A., a corporation having an office at Casa del Sol, MJ19 Paseo Marino, Perla Marina, Sosua, Dominican Republic

(the "Lender")

WITNESSES THAT WHEREAS:

A.
Pursuant to a loan agreement (the “Loan Agreement”) made and dated for reference January 14, 2003, the Lender agreed to provide the Borrower with a secured non-revolving loan in the aggregate principal amount of up to $500,000 (United States funds) (the “Original Loan”);

B.
The Borrower has requested additional funds since receiving the Original Loan and the Lender has recently advanced additional funds totalling approximately $300,000 (United States funds) and has agreed to advance up to another $200,000 (United States funds), for a secured non-revolving loan in the aggregate principal amount of up to $1,000,000 (the "Loan");

THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Loan Agreement and herein, the parties hereto covenant and agree as follows:

1.0        AMENDMENT OF LOAN AGREEMENT

1.1        Definitions

In this Agreement capitalized words and phrases have the meanings assigned to them in the Loan Agreement, unless otherwise defined herein.

1.2        Amendments

The Loan Agreement is hereby amended by deleting the definition of "Loan" from section 1.1 and substituting the following therefor:

"Loan" means the secured non-revolving loan in the principal amount of $1,000,000 (United States funds) (or such greater amount as may be agreed in writing by the Lender from time to time) to be made by the Lender to the Borrower pursuant to this Agreement;"

2.0        GENERAL

2.1        Expenses

The Borrower will pay the Lender's reasonable expenses incurred in connection with this Amending Agreement.

2.2        Loan Agreement

Save as amended by this Agreement, the Loan Agreement shall continue in full force and effect, unamended, and the Security Documents will hereafter secure repayment of the Borrower's entire indebtedness under and pursuant to the Loan Agreement, as amended hereby, and shall continue in full force and effect, unamended.

2.3        Promissory Note

As evidence of the Loan, the Borrower will execute and deliver to the Lender a promissory note in form satisfactory to the Lender evidencing the Loan and the Borrower's obligation to repay the Loan.

2.4        Entire Agreement

The provisions contained in the Loan Agreement, as amended hereby, constitute the entire agreement between the parties and supersede all previous communications, representations and agreements whether verbal or written between the parties with respect to the subject matter thereof.

2.4        Acknowledgement of Legal Advice

Each party to this agreement acknowledges that it has sought and obtained its own legal advice in respect of all matters relating to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

IMAGE INNOVATIONS INC.
Per:

/s/ Alain Kardos
Alain Kardos, Authorized Signatory

H.E. CAPITAL S.A.
Per:

/s/ Richard Smith
Richard Smith, Authorized Signatory